Exhibit 2.1

MERGER AGREEMENT

This Merger Agreement, dated as of                          , 2005 (this “Agreement”), is entered into by and among Bronco Drilling Holdings, L.L.C., a Delaware limited liability company (“Parent”), Bronco Drilling Company, L.L.C., an Oklahoma limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), and Bronco Drilling Company, Inc., a Delaware corporation and wholly-owned subsidiary of Merger Sub (the “Company”).

RECITALS

A. The Company is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 100,000,000 shares of common stock, par value $0.01 per share (“Old Common Stock”), of which 100 shares are issued and outstanding.

B. Merger Sub is a limited liability company duly organized and existing under the laws of the State of Oklahoma, all the issued and outstanding membership interests of which are owned by Parent (“Merger Sub Membership Interests”).

C. The respective managers or boards of directors of each of Parent, Merger Sub and the Company have determined that the merger (the “Merger”) of Merger Sub with and into the Company upon the terms and conditions set forth in this Agreement is advisable, and have approved and adopted this Agreement, and the manager of Merger Sub and the board of directors of the Company have recommended that their member and stockholders, respectively, approve and adopt this Agreement and approve the Merger following execution of this Agreement.

D. The holders of a majority of the voting equity of each of the Company and Merger Sub have approved and adopted this Agreement and the Merger.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Agreement, Parent, Merger Sub and the Company agree as follows:

I. THE MERGER

1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law (the “DGCL”) and the Oklahoma Limited Liability Company Act (“OLLCA”), at the Effective Time (as defined below), Merger Sub will be merged with and into the Company, Merger Sub’s separate existence will cease and the Company will be the surviving corporation in the Merger. The Company as the surviving corporation after the Merger is herein sometimes referred to as the “Surviving Corporation.”

1.2 Filing and Effectiveness. As promptly as practicable following the date of this Agreement, the parties will cause (i) a Certificate of Merger (the “Certificate of Merger”) in substantially the form of Exhibit A hereto, meeting the requirements of the DGCL, to be executed and filed with the Secretary of State of the State of Delaware and (ii) Articles of Merger (the “Articles of Merger”) in substantially the form of Exhibit B hereto, meeting the requirements of the OLLCA, to be executed and filed with the Secretary of State of the State of Oklahoma. The Merger will become effective at the time when the Certificate of Merger and the Articles of Merger have been duly filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Oklahoma, respectively (the “Effective Time”).

1.3 Effects of the Merger.

(a) General. The Merger will have the effects specified in Section 259 of the DGCL and Section 2054 of the OLLCA.

(b) Certificate of Incorporation and Bylaws. The Company’s certificate of incorporation shall be amended and restated in the Merger, and the certificate of incorporation of the Surviving Corporation shall be as set forth on Exhibit C attached hereto (the “Certificate of Incorporation”) and shall continue to be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and applicable law. The Company’s bylaws as in effect immediately prior to the Effective Time (the “Bylaws”) will be the Surviving Corporation’s bylaws until thereafter amended in accordance with the provisions thereof and applicable law.

(c) Directors and Officers. The directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation following the Effective Time, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation, retirement, disqualification or removal in accordance with the Certificate of Incorporation and Bylaws. The officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation following the Effective Time, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation, retirement, disqualification or removal in accordance with applicable law and the Certificate of Incorporation and Bylaws.

(d) Effect on Capital Stock. At and as of the Effective Time, without any action on the part of Parent, Merger Sub or the Company, as the case may be, or of any holder of any shares of capital stock of or other equity interest in Parent, Merger Sub or the Company, the shares of capital stock and other securities of Merger Sub and the Company will be converted or canceled as follows:

(i) Cancellation of Parent-Owned or Company-Owned Old Common Stock. Each share of Old Common Stock outstanding immediately prior to the Effective Time will be canceled without payment of any consideration therefor and shall cease to exist.

(ii) Conversion of Merger Sub Membership Interests. All Merger Sub Membership Interests issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for 13,360,000 validly issued, fully paid and nonassessable shares of the common stock of the Surviving Corporation, par value $0.01 per share (“Surviving Common Stock”).

(iii) Surrender of Old Common Stock. At or before the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Old Common Stock shall surrender the same to the Surviving Corporation.

(iv) Merger Sub’s Transfer Books Closed. At the Effective Time, the stock transfer books of Merger Sub shall be deemed closed, and no transfer of capital stock of Merger Sub shall thereafter be made or consummated.

1.4 Taking of Necessary Action; Further Action. Prior to the Effective Time, the Parent, the Company and Merger Sub shall take all such action as shall be necessary or appropriate to effectuate the Merger. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers, and franchises of the Company and Merger Sub, the officers and directors of the Surviving Corporation are fully authorized, in the name of and on behalf of the Company and Merger Sub, to take, and Parent and the Company will cause them to take, all such lawful and necessary action.

II. GENERAL

2.1 Termination. Parent, Merger Sub and the Company, by written agreement, may terminate this Agreement as to all parties and the Merger may be abandoned for any reason whatsoever, at any time prior to the Effective Time.

2.2 No Third Party Beneficiaries. There are no third party beneficiaries having rights under or with respect to this Agreement.

2.3 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law principles.

2.4 Amendments. This Agreement may not be amended or modified except by a writing signed by all of the parties.

2.5 Entire Agreement. This Agreement, together with the Exhibits hereto, constitutes the entire agreement and understanding of the parties in respect of its subject matter and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

2.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which together will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representative as of the date stated in the introductory paragraph of this Agreement.

BRONCO DRILLING HOLDINGS, L.L.C.

By:	Wexford Capital, LLC
its Manager

By:
Name:
Title:

BRONCO DRILLING COMPANY, L.L.C.

By:	Wexford Capital, LLC
its Manager

By:
Name:
Title:

BRONCO DRILLING COMPANY, INC.

By:
Name:
Title:

Merger Agreement

Signature Page

EXHIBIT A

CERTIFICATE OF MERGER

EXHIBIT B

ARTICLES OF MERGER

EXHIBIT C

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION